Exhibit 10.42

EXECUTION VERSION

MASTER LOAN PURCHASE AGREEMENT

Dated as of January 14, 2022

by and between

NOTABLE FINANCE, LLC

as Seller and

BETTER TRUST I

as Purchaser

2

THIS MASTER LOAN PURCHASE AGREEMENT, dated as of January 14, 2022 (the “Effective Date”), by and between Notable Finance, LLC, a Delaware limited liability company, as seller (“Seller”) and Better Trust I, a Delaware statutory trust, as purchaser (“Purchaser”).

RECITALS

WHEREAS, from time to time, Seller originates Home Improvement Loans (as defined below) in accordance with its Credit and Collection Policies (as defined below); and

WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to buy from Seller, from time to time, one hundred percent (100%) of such Home Improvement Loans (other than any Home Improvement Loans subject to purchase pursuant to a Third Party Purchase Agreement), on a whole loan, servicing-retained basis, and Seller and Purchaser desire to set forth the terms and conditions under which Purchaser will purchase such loans.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1 Defined Terms.

As used in this Agreement, the following words shall have the meanings set forth below:

“ACH” shall mean automated clearing house, a clearing and settlement facility for the interchange of electronic debits and credits among financial institutions.

“Additional Draws” means, with respect to any Purchased Loan, any future Draw made by the related Borrower pursuant to such Purchased Loan on or after the related Purchase Date.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Purchased Loans, the sum of the Principal Balances (including all Additional Draws) of all or of such portion of such Purchased Loans.

“Agreement” means this Master Loan Purchase Agreement, including all exhibits and schedules attached hereto or delivered in connection herewith (including, without limitation, any Purchased Loan Confirmation, and any other document together therewith, delivered to Purchaser from time to time as provided herein) as such agreement may be amended, supplemented or modified from time to time.

“AML-BSA Laws” means, collectively, (a) the Bank Secrecy Act of 1970, as supplemented by the PATRIOT Act, and any rules and regulations promulgated thereunder; and (b) any other Applicable Laws relating to customer identification, anti-money laundering or preventing the financing of terrorism and other forms of illegal activity, each as amended.

“Applicable Law” means all federal, state and local laws, statutes, rules, regulations and orders, and all requirements of any Regulatory Authority, to the extent applicable to the Person or Purchased Loan in question (including, without limitation, the underwriting, origination, servicing, ownership, collection, holding, acquisition and sale of such Purchased Loan).

“Approved Jurisdiction” means a jurisdiction approved by Purchaser as set forth on Exhibit A hereto, as amended from time to time pursuant to Section 4.5(b).

“Authoritative Electronic Copy” means, with respect to any Loan Agreement stored in an electronic medium, the single electronic “authoritative copy” (within the meaning of Section 9-105 of the UCC) of such Loan Agreement (a) that constitutes the single authoritative copy of the record or records comprising the related chattel paper which is unique, identifiable and, except as otherwise provided in clauses (c), (d) and (e) below, unalterable, (b) that identifies Purchaser as the sole assignee thereof, (c) copies or revisions to which that add or change an identified assignee can be made only with the consent of Purchaser, (d) for which any copy thereof is readily identifiable as a copy that is not the authoritative copy and (e) for which any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Borrower” means, with respect to any Home Improvement Loan, each Person or other obligor (including any co-borrower, co-maker, co-signer or guarantor) who is obligated under the terms of such Home Improvement Loan.

“Borrower Data” has the meaning set forth in Section 6.2.

“Business Day” means any day other than: (a) a Saturday or Sunday; (b) a legal or federal holiday; and (c) a day on which banking and savings and loan institutions in New York, New York are required or authorized by law or Regulatory Authority to be closed for business.

“Change of Control” means (a) the sale of all or substantially all the assets of Seller; (b) any merger, consolidation or acquisition of Seller with, by or into another corporation, entity or person; or (c) any change in the ownership of more than fifty percent (50%) of the voting capital stock of Seller in one or more related transactions. Any sale of assets to Better Holdco, Inc., or any affiliate of Better Holdco, Inc., is exempted from the foregoing.

“Collection Policy” means the “Notable Collections Policy,” attached hereto as Exhibit E-1, as amended from time to time by Seller in accordance with Section 4.5(a).

“Confidential Information” has the meaning set forth in Section 6.1(a) of this Agreement.

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement, trust agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership, certificate of trust and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Credit and Collection Policies” means, collectively, (a) the Underwriting Guidelines, and (b) the Collection Policy.

“Credit Approval Date” means, with respect to any Home Improvement Loan, the date prior to such Home Improvement Loan’s Origination Date on which Seller granted its credit approval for the origination of such Home Improvement Loan in accordance with Seller’s Underwriting Guidelines.

“Credit Card” mean a credit, debit or charge card that may be used by the related Borrower to obtain advances on a Home Improvement Loan.

“Custodian” means the Servicer (or such other Person designated by Purchaser from time to time), in its capacity as custodian for Purchaser.

“Data Breach” has the meaning set forth in Section 6.1(c).

“Data Room” means Citrix ShareFile or such other file share site maintained by Seller and approved by Purchaser.

“Defaulted Loan” means any Purchased Loan as to which any of the following has occurred:

(a) an Insolvency Event has occurred with respect to the related Borrower;

(b) Servicer has determined that all or any portion of such Purchased Loan has been, in accordance with the Credit and Collection Policies, placed on “non-accrual” status or is “not collectible”; or

(c) any scheduled payment remains unpaid for more than 180 days from the original due date for such scheduled payment as of any Determination Date.

“Delinquent Loan” means any Purchased Loan as to which, as of the Purchase Date, any scheduled payment remains unpaid for more than sixty (60) days from the original due date for such scheduled payment and that is not a Defaulted Loan.

“Determination Date” means the last day of each Monthly Period.

“Discloser” has the meaning set forth in Section 6.1(a).

“Draw” means, with respect to any Purchased Loan, a principal disbursement to the related Borrower under the terms of the related Purchased Loan.

“Effective Date” has the meaning set forth in the introductory paragraph.

“E-Vault” means a segregated electronic vault with the E-Vault Provider used to receive and hold the Vaulted Documents.

“E-Vault Provider” means [***]

“FICO Score” means, with respect to the Borrower of a Purchased Loan, the statistical credit score of such Borrower based on methodology developed by Fair Isaac Corporation and used by the applicable originator or its agents to determine credit risk when underwriting such Purchased Loan. For purposes of clarification, the “FICO Score” of any Borrower shall mean the FICO Score as in effect on the Credit Approval Date.

“GLB Act” has the meaning set forth in Section 6.1(b).

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Regulatory Authorities.

“Home Improvement Loan” means a loan (including all Additional Draws with respect thereto) originated by Seller and used to finance the acquisition of one or more home improvement products, repairs, renovations, services, goods or furniture, all in accordance with the use of proceeds criteria set forth in the Underwriting Guidelines.

“Indemnified Party” has the meaning set forth in Section 5.3.

“Indemnified Purchaser Party” has the meaning set forth in Section 5.1(a).

“Indemnified Seller Party” has the meaning set forth in Section 5.2(a).

“Indemnifying Party” has the meaning set forth in Section 5.3.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or (d) the making by such Person of any general assignment for the benefit of creditors, or (e) such Person admits in writing its inability to being generally unable to pay its debts as such debts become due, or the taking or action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvent” as to any Person, has the meaning set forth in Section 101(32) of the Bankruptcy Code.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by Seller of any financing statement under the UCC or comparable law of any jurisdiction).

“Loan Agreement” means the single Authoritative Electronic Copy of the electronic record that evidences a Purchased Loan, rendered in English or Spanish, a form of which is described on Exhibit F attached hereto and has been delivered to Purchaser via the Data Room, as amended from time to time in accordance with Section 4.5(d).

“Loan File” means, with respect to any Purchased Loan, a file containing (a) the Required Loan Documents and (b) copies of Records relating to such Purchased Loans.

“Loan Schedule” means the schedule of Home Improvement Loans attached to each Purchased Loan Confirmation, which shall include the fields of information with respect to each Home Improvement Loan set forth in Exhibit C attached hereto.

“Losses” has the meaning set forth in Section 5.1(a).

“Material Adverse Change” means, with respect to any Person, any material adverse change in the business, financial condition, operations, properties of such Person that would substantially prevent or impair the Person’s ability to perform any of its obligations under this Agreement (which impairment cannot be timely cured, to the extent a cure period is applicable under this Agreement).

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (a) the business, financial condition, operations, properties of such Person, (b) the legality, validity, binding effect or enforceability of this Agreement or any other Program Agreement or the validity, enforceability or collectability of any of the Purchased Loans or the Related Documents, (c) the rights and remedies of such Person with respect to matters arising under this Agreement or any other Program Agreement, (d) the ability of such Person to perform its obligations under any Program Agreement to which it is a party or (e) the status, existence, perfection, priority or enforceability of Purchaser’s Liens.

“Maximum Purchase Price” shall have the meaning set forth in the Side Letter.

“Monthly Period” means each calendar month, beginning on the first day of such month and ending on the last day of such month.

“Non-Public Borrower Data” has the meaning set forth in Section 6.2.

“NPI” has the meaning set forth in Section 6.1(b).

“OFAC” means the Office of Foreign Assets Control.

“Origination Date” means, with respect to any Home Improvement Loan, the first date on which the related Loan Agreement was fully executed.

“Party” means either Seller or Purchaser, and “Parties” means Seller and Purchaser.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, as amended from time to time.

“Permitted Financing Facility” means a financing facility (i) under which Seller or any of its subsidiaries incurs or assumes indebtedness or (ii) providing for the sale, transfer and/or pledge by the Seller or its subsidiaries of the Purchased Loans, together with any guarantees of such indebtedness (if any) and any other instruments, documents and agreements executed or delivered in connection therewith, as such Permitted Financing Facility may be amended, restated, supplemented, modified, extended, refinanced or replaced from time to time.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or other entity, including any government agency, commission, board, department, bureau or instrumentality.

“Principal Balance” means, with respect to any Purchased Loan, as of any date of determination, the outstanding principal amount thereof (including all Additional Draws), excluding any capitalized interest.

“Program” means the purchase program governed by the Program Agreements.

“Program Agreements” means this Agreement and the Servicing Agreement.

“Purchase” means the transfer of a Purchased Loan from Seller to Purchaser on a Purchase Date.

“Purchase Date” means, with respect to any Purchased Loan, the date that such Purchased Loan is purchased by Purchaser under this Agreement.

“Purchase Price” means, with respect to any Home Improvement Loan to be sold hereunder, the sum of (a) the product of (i) the Principal Balance of such Home Improvement Loan on the relevant Purchase Date and (ii) the Purchase Price Percentage plus (b) all interest and fees that accrued on such Home Improvement Loan prior to, and remain unpaid on, the Purchase Date.

“Purchase Price Percentage” shall have the meaning set forth in the Side Letter.

“Purchased Loan” means any Home Improvement Loan that is purchased by Purchaser under the terms of this Agreement, which shall be identified on the respective Purchased Loan Confirmation.

“Purchased Loan Collateral” has the meaning assigned to such term in Section 3.2(a).

“Purchased Loan Confirmation” means with respect to each prospective Purchase, the document to be provided by Seller to Purchaser pursuant to Section 2.3 hereof, a form of which is attached hereto as Exhibit D, including the Loan Schedule attached thereto.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Purchaser Claims Notice” has the meaning assigned to such term in Section 5.1(c).

“Purchaser Related Party” means any of Purchaser’s former, current or future direct or indirect beneficiaries, certificate holders, general or limited partners, equity holders, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, subsidiaries, financing sources, portfolio companies, attorneys and other representatives, and their successors, assignees and agents, and any former, current, or future direct or indirect beneficiaries, certificate holders, general or limited partners, equity holders, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, subsidiaries, financing sources, portfolio companies, attorneys and other representatives of any of the foregoing, and their successors, assignees and agents.

“Quarterly Period” means the three-month period commencing on January 1, April 1, July 1 or October 1 of each calendar year.

“Recipient” has the meaning set forth in Section 6.1(a).

“Records” means, with respect to any Purchased Loan, any loan applications, change-of- terms notices, credit files, servicing and other records, credit bureau reports or other documentation or information relating to or regarding such Purchased Loan (including computer tapes, magnetic files, and information in any other format).

“Regulatory Authority” means any federal, state, county, municipal or local regulatory agency or regulatory authority, agency, board, body, commission, instrumentality, court, tribunal or quasi- governmental agency or authority having jurisdiction over a Party, any Home Improvement Loan or any Borrower.

“Related Documents” means, with respect to any Purchased Loan, the Required Loan Documents and all other agreements or documents evidencing, securing, guarantying, governing or giving rise to such Purchased Loan, including, without limitation, any third-party guarantees, and any document obtained from Borrower or a third party with respect to the underwriting of such Purchased Loan.

“Representative” has the meaning set forth in Section 6.1(a).

“Repurchase Acknowledgment” means with respect to any repurchase of a Purchased Loan, the document to be provided by Seller to Purchaser pursuant to Section 7.3 hereof, a form of which is attached hereto as Exhibit G, including the schedule attached thereto.

“Repurchase Price” means, with respect to any Purchased Loan at any time, an amount equal to the sum of (a) the Purchase Price for such Purchased Loan less (b) the aggregate amount of any principal payments made by Borrower and remitted to Purchaser since the relevant Purchase Date plus (c) the amount of any unpaid accrued interest with respect to such Purchased Loan as of the date of calculation.

“Required Loan Documents” means, for each Purchased Loan, the following documents or instruments:

(a) the Loan Agreement;

(b) authorization for payment by ACH (if executed by the related Borrower on the Origination Date); and

(c) Borrower’s closing certificate.

“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief investment officer, chief operating officer, chief revenue officer, or president, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the owner trustee or administrator, acting on behalf of such owner trustee or administrator in its capacity as owner trustee or administrator, and (e) in the case of Purchaser, an officer of Purchaser as applicable responsible for the administration of this Agreement. Seller may designate other and additional Responsible Officers from time to time by notice to Purchaser.

“Sanctions Laws” means, collectively, (a) the rules and regulations regarding the blocking of assets and the prohibition of transactions involving Persons or countries designated by OFAC and/or the U.S. Department of State; and (b) any other Applicable Laws relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time.

“Seller” has the meaning set forth in the introductory paragraph.

“Seller Claims Notice” has the meaning set forth in Section 5.2(a).

“Solvent” means, as to any Person, that such Person is not Insolvent at the time of determination.

“Servicer” means Seller, or its successor in interest or permitted assigns, in its capacity as the servicer under the Servicing Agreement, or any successor to Servicer under the Servicing Agreement as provided therein.

“Servicer Event of Default” has the meaning set forth in the Servicing Agreement.

“Servicing Agreement” means that certain Servicing Agreement, pursuant to which Servicer will act as the servicer of the Purchased Loans for Purchaser, as such agreement may be subsequently amended or restated.

“Side Letter” means that certain Side Letter Agreement, dated as of the date hereof, by and between the Seller and the Purchaser.

“Term” means the period commencing on the Effective Date and ending on the earliest to occur of (a) the date which is [***] after the Effective Date, (b) the date on which Purchaser exercises its rights under a Termination Event pursuant to Section 8.2(a), and (c) the date on which the Seller exercises its rights under a Termination Event pursuant to Section 8.2(b).

“Termination Event” shall mean the occurrence of any of the events set forth in Section 8.2(a) or (b).

“Third Party Purchase Agreement” means any purchase agreement by Seller and any Person other than Better Trust I, pursuant to which Seller may sell and such Person may purchase Home Improvement Loans.

“UCC” means the Uniform Commercial Code as in effect from time to time in each State as applicable to the respective actions of Seller relating to the creation, perfection, priority, validity and/or enforcement of the security interest granted by Seller to Purchaser hereunder.

“Underwriting Guidelines” means the “Underwriting Guidelines,” attached hereto as Exhibit E-2, as amended from time to time in accordance with Section 4.5(a).

“Vaulted Documents” means items (a) and (b) of the definition of Required Loan Documents.

“Whole Loan Transfer” means any sale or transfer by the Purchaser of some or all of the Purchased Loans.

Section 1.2 Rules of Construction.

(a) As used in this Agreement: (i) all references to the masculine gender shall include the feminine gender (and vice versa); (ii) all references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (iii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (iv) references to “dollars” or “$” shall be to United States dollars unless otherwise specified herein; (v) unless otherwise specified, all references to days (other than Business Days), months or years shall be deemed to be preceded by the word “calendar”; and (vi) all references to “quarter” shall be deemed to mean calendar quarter.

(b) The fact that any Party provides approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Law; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Law arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for any failure to comply with all Applicable Law.

ARTICLE 2.

SELLER COMMITMENT AND PURCHASE OF HOME IMPROVEMENT LOANS

Section 2.1 Loan Program.

Seller originates Home Improvement Loans, all of which Seller shall make available for purchase by Purchaser. Notwithstanding the foregoing, Seller shall not be obligated to make for purchase any Home Improvement Loans subject to the provisions of any Third Party Purchase Agreement.

Section 2.2 Purchaser’s Commitment to Purchase; Seller’s Commitment to Sell.

During the Term, (a) Seller agrees to use commercially reasonable efforts to sell to Purchaser during each Monthly Period Home Improvement Loans, which sales will occur up to (i) twice per Monthly Period or (ii) as may be determined from time to time by Purchaser and Seller, once per calendar week, and (b) Purchaser agrees to purchase such Home Improvement Loans from Seller during each Monthly Period, in each case, to the extent that (i) Purchaser has completed the review process set forth in Section 2.3(a) and approved the purchase of such Home Improvement Loans, (ii) the conditions precedent to each purchase set forth in Section 2.5 have been satisfied, and (iii) the purchase of such Home Improvement Loans shall not exceed the Maximum Purchase Price.

Section 2.3 Purchase Procedures for Purchase of Purchased Loans.

[***]

[***]

Section 2.4 Conditions Precedent to Effectiveness.

[***]

Section 2.5 Conditions Precedent to Each Purchase.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Section 2.6 Payment of Purchase Price and Confirmation.

(a) On the related Purchase Date, in consideration of the payment of the related Purchase Price by Purchaser, Seller hereby sells, transfers, assigns and otherwise conveys to Purchaser all of Seller’s right, title and interest in, to and under the Home Improvement Loans identified in the Purchased Loan Confirmation for such date, and Purchaser hereby purchases such Purchased Loans and shall pay to or at the direction of Seller the Purchase Price therefor. Upon payment of the Purchase Price therefor, Purchaser shall become, for all purposes, the owner of such Purchased Loans as of such Purchase Date; provided, however, that any interest or fees that accrued and were paid on such Home Improvement Loan prior to the respective Purchase Date shall be subject to retention by Servicer.

(b) The Seller and the Purchaser acknowledge and agree that the Borrower under a Home Improvement Loan may make Additional Draws to the extent permitted by the terms of the related Loan Agreement. The Seller shall provide to each applicable Borrower the Credit Card, drafts or other documentation necessary for such Borrower to obtain an Additional Draw pursuant to their respective Loan Agreement. The Seller shall process all Additional Draw requests on the Home Improvement Loans and release funds to or on behalf of the Borrowers in accordance with the terms of the related Loan Agreement and Applicable Law. Upon receipt of an Additional Draw request from a Borrower on a Home Improvement Loan, the Seller shall advance Additional Draws using the Seller’s funds in accordance with the terms of the related Loan Agreement. The Purchaser shall be required to reimburse the Seller for such Additional Draws at the applicable Purchase Price previously determined and agreed to for such Home Improvement Loan twice per Monthly Period.

Section 2.7 Control of Purchased Loan.

(a) In connection with the sale and conveyance of the Purchased Loans, Seller agrees to promptly indicate or cause to be indicated in its books, records and computer files that the Purchased Loans have been sold to Purchaser and to cause the Authoritative Electronic Copies for the Purchased Loans to identify Purchaser as the assignee thereof and, at Purchaser’s direction, any collateral assignee of Purchaser’s as the holder of the Lien thereon.

(b) Seller shall maintain accurate Records with respect to such Purchased Loans in accordance with (i) Applicable Law and (ii) during the term of this Agreement, and for so long as Seller is Servicer of the Purchased Loans, the terms of the Servicing Agreement.

(c) In addition, on the Purchase Date, Seller shall transfer all Required Loan Documents and Related Documents to Purchaser in .pdf format via a secured transfer protocol or such other electronic transfer process acceptable to Purchaser. The Parties acknowledge that an E-Vault in the name of Custodian, for the benefit of Purchaser, may be established with an E-Vault Provider and at such time control of the Vaulted Documents related to each Purchased Loan shall be transferred by Seller to such E-Vault.

ARTICLE 3.

TRUE SALE; GRANT OF SECURITY INTEREST; ENFORCEMENT

Section 3.1 True Sale.

Each of Seller and Purchaser agree that the transactions contemplated hereby are intended to be and shall constitute sales of the Purchased Loans transferred pursuant to Article 2 above, and are not intended to be financings or loans by Purchaser to Seller. The Parties shall treat such transactions as sales for tax, accounting and all other applicable purposes. The sale of each Purchased Loan pursuant to Article 2 above transfers to Purchaser all of Seller’s right, title and interest in and to such Purchased Loan, and Seller will not retain any residual rights with respect to any Purchased Loan.

Section 3.2 Grant of Security Interest.

(a) It is not the intention of the Seller and the Purchaser that any Purchased Loans transferred pursuant to Article 2 above be deemed a grant of a security interest in the Purchased Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Notwithstanding the intent of the Parties, in the event that the transactions contemplated hereby are construed to be financings or loans by Purchaser to Seller or the Purchased Loans are determined or held to be property of Seller, then: (i) Seller hereby grants to Purchaser a present and continuing security interest in and to the following, whether now existing or hereafter created, (x) all Purchased Loans, (y) all of the Related Documents, and (z) all proceeds and rights to receive proceeds of the Purchased Loans (collectively, the “Purchased Loan Collateral”); (ii) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC; (iii) the transfers of the Purchased Loans provided for herein shall be deemed to be a grant by Seller to Purchaser of a first priority lien upon and security interest in all of Seller’s right, title and interest in and to the Purchased Loan Collateral; (iv) the Purchaser shall have control of the Loan

Agreements related to the Purchased Loans; (v) Purchaser is hereby authorized to take all necessary or appropriate actions to perfect its security interest in the Purchased Loan Collateral and may file financing statements on form UCC-1 naming Purchaser as secured party/buyer and Seller as debtor/seller, and identifying the Purchased Loan Collateral as collateral therein; and (vi) notifications to Persons holding such property and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Purchaser for the purpose of perfecting such lien or security interest under the UCC. Any assignment of the interests of Purchaser in the Purchased Loans pursuant to any provision hereof shall also be deemed to be an assignment of any lien or security interest created hereby in the Purchased Loan Collateral.

(b) Except with respect to a Permitted Financing Facility (which security interest shall be released or terminated simultaneously with a sale to Purchaser hereunder), Seller shall not create or permit any security interest in Purchased Loan Collateral, except in favor of Purchaser or as may be directed by Purchaser and, if necessary, shall direct the filing of any termination statements on form UCC-3 and modify any previously executed loan or security agreement to eliminate any security interest granted in the Purchased Loan Collateral, including without limitation any security interest in such Purchased Loan Collateral as proceeds or as after-acquired property.

(c) To the extent consistent with this Agreement, Seller and Purchaser shall take such actions as may be deemed reasonably necessary or appropriate such that, if this Agreement were deemed to create a lien upon or security interest in the Purchased Loan Collateral and all such reasonably necessary or appropriate actions had been taken, such lien or security interest would be deemed to be a perfected security interest of first priority under Applicable Law and will be maintained as such throughout the term of this Agreement, including, without limitation, the execution and delivery by Seller to Purchaser of all assignments, security agreements, financing statements, control agreements and other documents as Purchaser reasonably requests, in form and substance reasonably satisfactory to Purchaser and at Purchaser’s cost.

Section 3.3 Purchaser Rights.

Seller acknowledges that because it has sold the Purchased Loans to Purchaser, Purchaser shall have all the rights and obligations of a lender associated with such Purchased Loans, including the right to take any action against any Borrower for non-payment subject to the provisions of the Servicing Agreement and in accordance with Applicable Law.

Section 3.4 Servicing Agreement.

Concurrently with its entering into this Agreement, Purchaser has entered into the Servicing Agreement under which Seller has agreed to act as Servicer of the Purchased Loans for Purchaser in accordance with the terms thereof. Additionally, Purchaser shall select and engage a back-up servicer for the Purchased Loans. The Seller shall be solely responsible for the payment of all reasonable and documented fees and expenses of such back-up servicer.

ARTICLE 4.

REPRESENTATION, WARRANTIES AND COVENANTS

Section 4.1 Seller Representations and Warranties.

Seller hereby makes the following representations and warranties to Purchaser which shall be true and correct in all material respects as of the Effective Date and as of each Purchase Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

(a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing with every Regulatory Authority having jurisdiction over its activities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect with respect to Seller.

(b) Seller has all requisite corporate power and authority to own its properties, carry on its business as and where now being conducted and execute and deliver this Agreement, perform all of its obligations hereunder, and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized and executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws.

(c) Seller has all qualifications, regulatory permissions and/or licenses necessary, and no consent, approval, authorization, registration, filing or order of any court or governmental or regulatory agency or body is required, for the origination of the Purchased Loans by Seller and the sale of the Purchased Loans by Seller to Purchaser, for the execution, delivery and performance by Seller of, or compliance by Seller with this Agreement, or for the consummation of the transactions contemplated hereby, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect with respect to Seller.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement nor compliance with its terms and conditions, conflict with, violate or result in the material breach of, or constitute a material default under or is prohibited by constitute a material default under or be prohibited by, Seller’s charter or other agreement relating to its organization.

(e) As of the Purchase Date for any Purchased Loan, Seller is not Insolvent or the subject of any Insolvency Event and will not be rendered Insolvent by such sale. After giving effect to the transactions contemplated under this Agreement and each Program Agreement to which Seller is a party Seller shall be Solvent. Seller is not selling any Purchased Loan with any intent to hinder, delay or defraud any of its creditors. The consideration received by Seller upon the sale of the Purchased Loans constitutes reasonably equivalent value and fair consideration for such Purchased Loans.

(f) No material consent, approval, authorization, registration, filing (other than the filing of any financing statements, if any,) or order of any court or Regulatory Authority is required for the execution, delivery and performance by Seller of, or compliance by Seller with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization, registration, filing or order is required, Seller has obtained it or (if such requirement is not currently in effect) will have obtained it as of the applicable Purchase Date.

(g) The consummation of the transactions contemplated by this Agreement, the execution and delivery of this Agreement and compliance with the terms of this Agreement do not (i) conflict with, result in a breach of or constitute a default under, and are not prohibited by, Seller’s operating agreement or other agreement relating to its organization or (ii) except as would not reasonably be expected to have a Material Adverse Effect with respect to Seller, conflict with, result in a breach of or constitute a default under, and are not prohibited by, any Governmental Authorizations or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party.

(h) Seller has provided or made available to Purchaser or its advisor(s) true and accurate copies of the form Related Documents used by Seller with respect to each Purchased Loan as of the applicable Purchase Date.

(i) As of the Effective Date, the chief executive office and the principal place of business of Seller is Six Landmark Square, Floor 4, Stamford, Connecticut 06901, the exact legal name of Seller is Notable Finance, LLC and Seller is a limited liability company formed solely under the laws of the State of Delaware.

(j) Seller is not required to register as an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended.

(k) Except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect, (i) Seller is in compliance in all material respects with all Applicable Law relating to Seller, its business and properties, including the Purchased Loans and the Related Documents, including all AML-BSA Laws and Sanctions Laws, (ii) the execution, delivery and performance of this Agreement by Seller does not violate the terms of any Applicable Law, and (iii) Seller has policies and procedures in place reasonably designed to comply with the Sanctions Laws and the AML-BSA Laws.

(l) No Termination Event has occurred or is continuing.

(m) No Servicer Event of Default has occurred or is continuing.

(n) There is no litigation or action at law or in equity pending against Seller and no proceeding or investigation of any kind is pending by any federal, state or local governmental or administrative body against Seller, in each case, that (i) would reasonably be expected to have a Material Adverse Effect with respect to Seller, (ii) asserts the invalidity of this Agreement or any Purchased Loans, (iii) seeks to prevent the consummation of any of the transactions contemplated by this Agreement, or (iv) seeks any determination or ruling that would adversely and materially affect the Purchased Loans or the performance by Seller of its obligations under this Agreement.

Section 4.2 Purchased Loan Representations and Warranties.

Seller hereby makes the following representations and warranties to Purchaser which shall be true and correct in all material respects on each Purchase Date and on each date any Additional Draws are purchased hereunder pursuant to Section 3.2(b) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

(a) Seller is the sole legal, beneficial and equitable owner of such Purchased Loan and has good and marketable title thereto, and has the right to assign, sell and transfer such Purchased Loan to Purchaser free and clear of any Lien, and Seller has not assigned or otherwise transferred any right or interest in or to such Purchased Loan, and has not pledged such Purchased Loan as collateral for any debt or other purpose, except for such pledges or grants of Liens that are released on or before the applicable Purchase Date.

(b) Such Purchased Loan and each Related Document is the legal, valid and binding obligation of the related Borrower and is enforceable in accordance with its terms, except as such enforcement may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(c) Each of the applicable Related Documents is complete in all material respects as of the Purchase Date and, if applicable, such Related Documents include all amendments, supplements and modifications thereto as of such date. The terms, covenants and conditions of such Purchased Loan have not been waived, altered, impaired, modified or amended in any material respect prior to the Purchase Date, except as previously disclosed in a written document to Purchaser or as otherwise allowed under the Related Documents, which waiver, alteration, impairment, modification or amendment has been included in the related Loan File and related terms thereof have been set forth in the related Loan Schedule. The Borrower under such Purchased Loan has not been granted a forbearance or payment deferral of any kind, including, without limitation, any re-age, promotional period extension, or change of loan or product type, except where such forbearance or payment deferral was with prior written consent by Purchaser.

(d) Neither Seller nor its affiliates has granted an interest in the Purchased Loans or payments with respect thereto, except for those interests that have been released on or before the Purchase Date.

(e) Such Purchased Loan is documented on a Loan Agreement in substantially one of the forms contained in the Data Room (or such other form as is approved in advance in writing by Purchaser) and is in full force and effect in accordance with its respective terms, has not been terminated, subordinated or rescinded and no lawsuit or, to Seller’s actual knowledge, investigation or other proceeding is pending with respect to such Purchased Loan.

(f) If the Loan Agreement related to such Purchased Loan constitutes “electronic chattel paper” within the meaning of the UCC (i) as enacted in the jurisdiction in which the Purchaser is located and (ii) also as enacted in the jurisdiction in which the Seller is located then, in each such case, there is only one Authoritative Electronic Copy that constitutes such “electronic chattel paper” for purposes of the UCC, which Authoritative Electronic Copy is unique and identifiable.

(g) Such Purchased Loan was originated and serviced by Seller in accordance with the Credit and Collection Policies in all material respects (including the approval of the related Borrower in accordance with Seller’s credit approval parameters).

(h) Each of the applicable Related Documents is governed by the laws of [***] and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer, pledge or assignment of the Related Documents related to such Purchased Loan under any of the Program Agreements.

(i) The Purchased Loan has not been originated in any jurisdiction in which, and is not subject to the laws of any jurisdiction under which, the sale, transfer, assignment, setting over, conveyance or pledge of such Purchased Loan would be unlawful or void.

(j) The related Purchased Loan and the rights with respect to the related Purchased Loan are freely assignable and a security interest in any such assets may be granted by Purchaser without the consent of any person, subject to the rights of the related Borrower under the Related Documents.

(k) Such Purchased Loan, together with its Related Documents, was originated and continues to be in compliance in all material respects with all Applicable Laws, including, without limitation, (i) the Federal Truth-in-Lending Act (and Regulation Z of the Consumer Financial Protection Bureau); (ii) the Equal Credit Opportunity Act and Regulation B of the Consumer Financial Protection Bureau; (iii) the Federal Trade Commission Act; (iv) all applicable state and federal securities laws; (v) all applicable usury laws, consumer lending, or licensing laws (including but not limited to any related fee or disclosure requirements); (vi) Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and any implementing regulations; (vii) the Fair Credit Reporting Act; (viii) the Electronic Signatures in Global and National Commerce Act and any other applicable laws relating to the electronic execution of documents and instruments; (ix) the Electronic Funds Transfer Act; (x) AML-BSA Laws; (xi) Sanctions Laws; (xii) Applicable Laws relating to Persons that are the subject of sanctions administered or enforced by OFAC or the U.S. Department of State, including those named on, or owned or controlled by those named on, the list of Specially Designated Nationals and Blocked Persons issued by OFAC and currently in effect, and no Borrower is a Person subject to any sanctions imposed under the Sanctions Laws; (xiii) the Fair Credit Reporting Act; (xiv) the Fair and Accurate Credit Transactions Act; (xv) the Servicemembers’ Civil Relief Act and (xvi) all amendments to and rules and regulations promulgated under the foregoing. Seller has not done anything to prevent or impair such Purchased Loan from being valid, binding and enforceable against the applicable Borrower.

(l) Such Purchased Loan is an obligation of a Borrower that (i) is a living individual or a trust controlled by an individual or of which such individual is a beneficiary with the ability to terminate such trust, where, in each case, such individual (x) is at least 18 years of age and (y) is a citizen, permanent resident or a legal resident alien, in each case, of the United States, (ii) owns the residence in an Approved Jurisdiction, and (iii) is not a Regulatory Authority, a business, a corporation, institution or other legal entity.

(m) Such Purchased Loan is denominated and payable, including all interest thereon, solely in U.S. dollars.

(n) Such Purchased Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(o) Such Purchased Loan is not and has not been a Delinquent Loan or a Defaulted Loan; provided, however, that a breach of this Section 4.2(o) shall not disqualify a Purchased Loan for purposes of funding Additional Draws in accordance with Article 2 hereof.

(p) (i) The information set forth on the applicable Loan Schedule with respect to the following data fields on the related Purchased Loans is true, accurate and correct: (1) Loan ID, (2) Origination Date, (3) Original Loan Amount, (4) Principal Balance, (5) Maturity Date, (6) Interest Rate, (7) Monthly Payment and (8) Borrower Social Security Number; and (ii) all other information set forth on the applicable Loan Schedule with respect to the related Purchased Loans, is true, accurate and correct in all material respects.

(q) The Loan Agreement related to such Purchased Loan and any amendments or modifications have been created in or converted into an electronic form (“Electronic Copy”). Such Electronic Copy has been delivered to, and is being maintained by, E-Vault Provider.

(r) Such Purchased Loan is being transferred from Seller to Purchaser under this Agreement with the intention of removing such Purchased Loan from Seller’s estate pursuant to Section 541 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time. The sale, transfer and assignment by Seller of such Purchased Loan were not made for or on account of an antecedent debt to Purchaser.

(s) Such Purchased Loan is the obligation of a Borrower that has successfully submitted to, and satisfactorily passed, an identity and fraud verification.

(t) No selection procedures reasonably believed by Seller to be adverse to Purchaser were utilized in selecting any Borrower in respect of such Purchased Loan, and each Purchased Loan sold to Purchaser has not been selected in a manner that would be more adverse to Purchaser than to any such other entity and its creditors.

(u) The Borrower with respect to such Purchased Loan does not have any right under its Related Documents to cancel such Purchased Loan (or such cancellation right is no longer exercisable).

(v) To the knowledge of Seller, such Purchased Loan is not subject to an active unresolved material complaint or litigation by the related Borrower.

(w) Such Purchased Loan has not previously been owned by any Person other than the Seller.

(x) The FICO Score with respect to the related Borrower was at least [***] on the most recent Credit Approval Date.

(y) Such Purchased Loan has an original term to maturity of not more than [***] months.

(z) Such Borrower’s debt-to-income ratio (as calculated pursuant to the Underwriting Guidelines) was [***] on the most recent Credit Approval Date.

(aa) Such Purchased Loan complies in all material respects with the Underwriting Guidelines.

(bb) The Loan Agreement governing each Purchased Loan states that the proceeds of such Purchased Loan have been and shall be used solely to fund a home improvement repair, renovation, project, service, good or furniture.

(cc) Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of such Purchased Loan.

(dd) Seller has paid all stamp, documentary, recording, filing and similar taxes and fees arising in connection with the origination or documentation of such Purchased Loan.

(ee) Such Purchased Loan is not subject to any deferment, forbearance or other relief measure in connection with any COVID-19 related relief program of Seller or other credit-related modification as a result of a delinquency or Borrower default.

(ff) At any time after ninety (90) days from the Effective Date, such Purchased Loan is an obligation of a Borrower that is not bankrupt or insolvent.

Section 4.3 Purchaser Representations and Warranties.

Purchaser hereby makes the following representations and warranties to Seller which shall be true and correct in all material respects as of the Effective Date and as of each Purchase Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

(a) Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is in good standing with every Regulatory Authority having jurisdiction over the activities of Purchaser, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect with respect to Purchaser.

(b) Purchaser has all requisite power and authority to purchase and own the Purchased Loans, own its properties, carry on its business as and where now being conducted, execute and deliver this Agreement, perform all its obligations hereunder, and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws.

(c) Purchaser will not be rendered Insolvent by the consummation of the transactions contemplated hereby.

(d) No license, permit, consent, approval, authorization, registration, filing or order of any court or governmental or Regulatory Authority is required for the execution, delivery and performance by Purchaser of, or compliance by Purchaser with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization, registration, filing or order is required, either Purchaser has obtained the same or will obtain it.

(e) The consummation of the transactions contemplated by this Agreement, the execution and delivery of this Agreement and compliance with the terms of this Agreement do not (i) conflict with, result in a breach of or constitute a default under, and are not prohibited by, Purchaser’s operating agreement or other agreement relating to its organization or any Governmental Authorizations or (ii) except as would not reasonably be expected to have a Material Adverse Effect with respect to Purchaser, conflict with, result in a breach of or constitute a default under, and are not prohibited by, any Governmental Authorizations or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party.

(f) There is no litigation or action at law or in equity pending against Purchaser and no proceeding or investigation of any kind is pending by any federal, state or local governmental or administrative body against Purchaser, in each case, that (i) would reasonably be expected to have a Material Adverse Effect with respect to Purchaser, (ii) asserts the invalidity of this Agreement or any Purchased Loans, (iii) seeks to prevent the consummation of any of the transactions contemplated by this Agreement, or (iv) seeks any determination or ruling that would adversely and materially affect the Purchased Loans or the performance by Purchaser of its obligations under this Agreement.

(g) The execution, delivery and performance of this Agreement by Purchaser does not violate Applicable Law, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect with respect to Purchaser.

Section 4.4 Seller Covenants.

The Seller hereby covenants that:

(a) Compliance with Laws; Authorizations. Seller will (i) comply in all material respects with all contractual obligations and all Applicable Laws, in each case with respect to the origination, sale and servicing of the Purchased Loans and (ii) obtain, maintain and keep in full force and effect all qualifications, regulatory permissions and/or licenses necessary, and Seller has received any necessary consent, approval, authorization, registration, filing or order of any court or governmental or regulatory agency or body required for the origination of the Purchased Loans by Seller and the sale of the Purchased Loans by Seller to Purchaser, for the execution, delivery and performance by Seller of, or compliance by Seller with this Agreement, or the consummation of the transactions contemplated hereby, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect with respect to Seller or the Purchased Loans.

(b) Preservation of Existence. Seller will preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect with respect to Seller.

(c) Credit and Collection Policies. Seller will comply in all material respects with the Credit and Collection Policies in regard to each Purchased Loan, and in regard to compliance with the Program Agreements, including determinations with respect to the enforcement of its rights thereunder.

(d) Extension or Amendment of Purchased Loans. Following each Purchase hereunder, Seller will not, except in accordance in all material respects with the Credit and Collection Policies and the Servicing Standards (as defined in the Servicing Agreement) or as otherwise permitted in the Servicing Agreement, take any action to extend, amend or otherwise modify the material terms of the related Purchased Loan.

(e) Reporting. Seller will furnish to Purchaser:

(i) as soon as available, but in any event within one hundred twenty days (120) days after the end of each fiscal year of Seller, consolidated financial statements of Seller and its subsidiaries with respect to such fiscal year, audited by independent certified public accountants selected by Seller and certified by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management, in each case, as at the end of such year and the related statements of income and retained earnings for such year, setting forth in each case in comparative form the figures for the previous year or predecessor period, as applicable);

(ii) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Seller, the unaudited balance sheets of Seller as at the end of such quarter and the related unaudited statements of income and retained earnings of Seller for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year (or predecessor period, as applicable), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments), which financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

(iii) as soon as possible and in any event within ten (10) Business Days after a Responsible Officer becomes aware of the occurrence of each Termination Event, a written statement, signed by a Responsible Officer, setting forth the details of such event and the action that Seller proposes to take with respect thereto;

(iv) upon a Responsible Officer obtaining actual knowledge thereof, notice if any representation or warranty set forth in Section 4.1 and Section 4.2 was incorrect in any material respect at the time it was given or deemed to have been given and at the same time deliver to Purchaser a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, Seller shall notify Purchaser in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of Seller which would render any of the said representations and warranties untrue in any material respect at the date when such representations and warranties were made or deemed to have been made;

(v) promptly upon request, such other information, documents, records or reports respecting the Purchased Loans or the condition or operations, financial or otherwise, of Seller as it relates to the transactions contemplated by this Agreement as Purchaser may from time to time reasonably request in order to protect the interests of Purchaser under or as contemplated by this Agreement;

(vi) promptly upon a Responsible Officer obtaining actual knowledge of a Material Adverse Effect on Seller or the Purchased Loans, including, without limitation, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Regulatory Authority against or affecting Seller or any of its Affiliates or any Purchased Loan or any portion of the Purchased Loan Collateral that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect on Seller or the Purchased Loans; and

(vii) (x) as soon as practical and in any event no later than thirty (30) calendar days prior to the effective date thereof, notice of any change in the name or jurisdiction of organization and (y) as soon as practical and in any event no less than five (5) Business Days after the effective date thereof, notice of any change in the location of records of Seller; provided that, Seller agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Purchaser to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Purchased Loan Collateral.

(f) Further Assurances. Seller shall, at Purchaser’s reasonable request and cost, execute any and all further documents, financing statements, agreements and instruments, and take all necessary further action (including filing UCC and other financing statements, agreements or instruments) that may be required under Applicable Law, or that Purchaser may reasonably request, in order to effectuate the transactions contemplated by the Program Agreements and in order to grant, preserve, protect and perfect the associated interests of Purchaser in the Purchased Loans.

(g) Investment Company Restrictions. Seller shall not become a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1951, as amended, and any applicable implementing regulation or required to register as an “investment company” under the Investment Company Act.

Section 4.5 Consent Rights to Policy, Exhibit and Form Document Changes.

(a) Changes to Policies. Notice and copies of any proposed changes to the Underwriting Guidelines or the Collection Policy shall be delivered by Seller to Purchaser within ten (10) Business Days of adoption, provided, however, that any material changes, and any changes that would result in a Material Adverse Effect to Purchaser with respect to the Purchased Loans shall be delivered to Purchaser in advance of adoption for review and approval, such approval not to be unreasonably withheld, conditioned or delayed. Purchaser shall have three (3) Business Days from the date of receipt (the “Exhibit Review Period”) to review the proposed material changes and such updated policy shall be treated as automatically accepted unless Purchaser informs Seller in writing prior to the expiration of such Exhibit Review Period that such Underwriting Guidelines or Collection Policy, as applicable, is being rejected and the reasons for such rejection or that Purchaser needs more information to evaluate the proposed change. Any such updates to the related policy for which Seller has received the prior written approval or deemed approval of Purchaser shall amend the related Exhibit of this Agreement as of the date of expiration of the Exhibit Review Period. For the avoidance of doubt, Purchaser shall not have approval rights for any changes to Seller’s Underwriting Guidelines with respect to loans that are not Purchased Loans.

(b) Approved Jurisdictions. Subject to the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed, Seller may amend Exhibit A to add a new jurisdiction upon obtaining a satisfactory legal review confirming that originations in such jurisdiction comply with all Applicable Laws and obtaining all required licenses to operate in the related state.

(c) [Reserved].

(d) Approval of Loan Agreement Form. Notice and copies of any proposed changes to the form of Loan Agreement shall be delivered by Seller to Purchaser in advance of adoption. Except with respect to immaterial corrections or ministerial or formatting changes, any updates to the form of Loan Agreement shall be subject to Purchaser’s consent, not to be unreasonably withheld, conditioned or delayed, and shall be immediately delivered to the Data Room and incorporated herein as part of Exhibit F to this Agreement as of the date such changes have been approved and made.

ARTICLE 5.

INDEMNITY; REMEDIES

Section 5.1 Seller’s Indemnification.

(a) Indemnified Purchaser Party. Seller shall indemnify and hold harmless Purchaser and its Affiliates, trustees, directors, officers, employees, members, managers, representatives, stockholders and agents (each, an “Indemnified Purchaser Party”) [***]. The rights of the Indemnified Purchaser Party and obligations of Seller under or pursuant to this Section 5.1 shall survive the termination of this Agreement.

(b) Exceptions. Notwithstanding Section 5.1(a) above, except as set forth in Section 9.7 hereof, Seller shall have no obligation to do any of the following: [***]

(c) Purchaser Claims Notice. Purchaser shall be responsible for making any claim for indemnity pursuant to this Section 5.1 on behalf of any Indemnified Purchaser Party. Purchaser shall provide written notice (a “Purchaser Claims Notice”) to Seller describing any claim for indemnity pursuant to Section 5.1(a) within sixty (60) days after Purchaser’s actual knowledge of the basis for any claim for indemnity pursuant to this Section 5.1; provided that any failure to timely deliver such notice shall not affect the rights of any Indemnified Purchaser Party except to the extent that Seller has been materially prejudiced thereby.

(d) Seller Response Process. If Seller disagrees with the claim set forth in a Purchaser Claims Notice, Seller shall formally dispute the claim in a writing delivered to Purchaser within thirty (30) days of receipt of such Purchaser Claims Notice. If Seller does not elect to dispute the claim, Seller shall within sixty (60) days of its receipt of the Purchaser Claims Notice pay the applicable indemnification amount to Purchaser and/or other applicable Indemnified Purchaser Party; provided, that if the indemnity claim relates solely to a breach by Seller of its representations and warranties in Section 4.2 in relation to one or more Purchased Loans, Seller may repurchase such Purchased Loan(s) from Purchaser or (if possible and if Purchaser so agrees) cure the applicable breach, and upon the completion of such repurchase or cure, Seller shall have liability with respect to the indemnification amount only to the extent such repurchase or cure has not fully satisfied Seller’s indemnification obligations hereunder, including the cost and expense to the Indemnified Purchaser Party of making the Claim.

(e) Assignment Agreements. For the avoidance of doubt, and without otherwise limiting Purchaser’s rights to indemnification hereunder, (i) Purchaser hereby acknowledges that it bears the risk of non-payment by each Borrower and other obligors on the Purchased Loans, and indemnification shall not be available for any such non-payment or associated losses under this Agreement and (ii) to the extent that that any rights of Purchaser hereunder, or under the Servicing Agreement are assigned or otherwise transferred to a third party in accordance with the terms of this Agreement or such other agreements, as applicable, any such assignee or beneficiary shall not, unless otherwise consented to in writing by Seller, be permitted to claim indemnification hereunder and, any such consent shall have been provided by Seller, shall be bound by the limits on indemnification contained in this Section 5.1 as if such assignee or beneficiary were Purchaser, and such assignee or beneficiary may only claim indemnity in conjunction with, or in place of, Purchaser and (iii) duplicative recoveries for any single Loss shall not be permitted.

Section 5.2 Purchaser Indemnification.

(a) Indemnified Seller Party. Purchaser shall indemnify and hold harmless Seller and its Affiliates, trustees, directors, officers, employees, members, managers, representatives, stockholders and agents (each, an “Indemnified Seller Party”) [***]. The rights of the Indemnified Seller Party and obligations of the Purchaser under or pursuant to this Section 5.2 shall survive the termination of this Agreement.

(b) Exceptions. Notwithstanding Section 5.2(a) above, except as set forth in Section 9.7 hereof, Purchaser shall have no obligation to do any of the following: [***]

Section 5.3 Notice of Claims.

Each Party against whom a claim for indemnity pursuant to this Article 5 shall have been made (each, an “Indemnifying Party”) shall have the right to defend the Person seeking such indemnity (each, an “Indemnified Party”) with counsel of such Indemnifying Party’s choice in respect of any third party claim, so long as (i) such counsel is reasonably satisfactory to the Indemnified Party, (ii) the Indemnifying Party shall have provided written notice to the Indemnified Party, within thirty (30) days after receipt by the Indemnifying Party of the related Purchaser Claims Notice or Seller Claims Notice, as applicable, indicating that the Indemnifying Party will indemnify the Indemnified Party in accordance with the terms of this Article 5, and (iii) the Indemnifying Party conducts the defense of the third party claim or matter actively and diligently. The Indemnified Party shall have the right to retain separate co-counsel at its sole cost and expense and participate in the defense of any such claim or matter; provided, that any related attorneys’ fees shall not be indemnifiable Losses, and; provided, further, however, that, in the event that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of such claim, or if any of the conditions in clauses (i), (ii) or (iii) of the immediately preceding sentence are not met, the Indemnified Party shall be entitled to separate counsel, the fees and expenses of which shall be paid by the Indemnifying Party. Knowledge by an Indemnified Party of any breach or non-compliance hereunder shall not constitute a waiver of such Indemnified Party’s rights and remedies under this Agreement; provided, that such Indemnified Party shall have notified the applicable Indemnifying Party of such breach or non-compliance in a timely manner and in accordance with the terms of this, unless the failure to timely provide notice shall not materially impair the ability of the Indemnifying Party to investigate or defend the claim. No express or implied waiver by an Indemnified Party of any default hereunder shall in any way be, or be construed to be, a waiver of any other default. The failure or delay of an Indemnified Party to exercise any of its rights granted hereunder regarding any default shall not constitute a waiver of any such right as to any other default, and any single or partial exercise of any particular right granted to an Indemnified Party hereunder shall not exhaust the same or constitute a waiver of any other right provided herein.

ARTICLE 6.

ADDITIONAL COVENANTS

Section 6.1 Confidentiality.

(a) During the term of this Agreement, a Party (the “Recipient”) may receive or have access to certain information of the other Party (the “Discloser”) including, though not limited to, records, documents, proprietary information, technology, software, trade secrets, financial and business information, or data related to such other Party’s products (including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales, costs, profits, pricing methods, organization, employee or customer lists and process), whether oral, written, or communicated via electronic media or otherwise disclosed or made available to a Party or to which a Party is given access pursuant to this Agreement by the other Party, and any information obtained through access to any information assets or information systems (including computers, networks, voice mail, etc.), that, if not otherwise described above, is of such a nature that a reasonable person would believe to be confidential (together, “Confidential Information”). Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Recipient uses to protect its own information of a like nature. Recipient’s obligations shall only extend to (i) information that is marked as confidential at the time of disclosure, (ii) information that is unmarked (e.g., orally, visually or tangibly disclosed) but which the Discloser informs the Recipient should be treated as confidential at the time of disclosure, or (iii) information that a commercially reasonable person would understand to be confidential. This Agreement imposes no obligation upon Recipient with respect to information that: (1) was in Recipient’s possession before receipt from Discloser as evidenced by its books and records prior to the receipt of such information; (2) is or becomes a matter of public knowledge through no fault of Recipient, or its employees, consultants, advisors, officers or directors or Affiliates; (3) is rightfully received by Recipient from a third party without (to the knowledge of Recipient) a duty of confidentiality; (4) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (5) is independently developed by Recipient without reference to the Confidential Information; (6) is disclosed under operation of law (including in connection with a regulatory examination of Purchaser or any of its Affiliates); or (7) is disclosed by Recipient with Discloser’s prior written approval. In addition to the foregoing, Purchaser covenants that it will not use, and will not permit any Affiliate to use, in violation of any Applicable Law, any material non-public information that has been provided to it by Seller in Purchaser’s decision to invest in any securities issued by Seller, provided that the Home Improvement Loans and the Purchased Loans shall not be considered securities for the purposes of this Section 6.1(a). Recipient may disclose Confidential Information to its officers, directors, employees, Affiliates, trustees, members, partners, prospective purchasers in any Whole Loan Transfer, potential and existing funding sources (including, with respect to Purchaser, any potential or existing investor in, and Person acting as a trustee or service provider in connection with, asset-backed securities for which the Purchased Loans are included in the collateral or trust assets), advisors or representatives (including, without limitation, attorneys, accountants, insurers, rating agencies, consultants, bankers, financial advisors, custodians and backup servicers) (collectively, “Representatives”) who need to have access to such Confidential Information. Recipient shall be responsible for any breach of this Section 6.1 by any of its Representatives. Confidential Information shall include the terms and conditions of this Agreement and the other Program Agreements.

(b) Loan Files may include Confidential Information that also meets the definition of non-public personally identifiable information (“NPI”) regarding a Borrower as defined by Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations (collectively, the “GLB Act”). To the extent that Purchaser has access to NPI through Loan Files or any other source, Purchaser agrees that notwithstanding any exception set forth in subsection (a) above, such information will not be disclosed or made available to any third party, agent or employee for any reason whatsoever, other than with respect to: (i) Purchaser’s authorized employees, agents or representatives on a “need to know” basis in order for Purchaser to perform its obligations under this Agreement and other agreements related to the Purchased Loans or prospective purchasers in any Whole Loan Transfer, provided that such agents or representatives or parties are subject to a confidentiality agreement which shall be consistent with and no less restrictive than the provisions of this Article 6; and (ii) as required by law or as otherwise permitted by this Agreement or the GLB Act regarding “Privacy” of NPI, either during the term of this Agreement or after the termination of this Agreement, provided that, prior to any disclosure of NPI as required by Applicable Law, Purchaser shall, if permitted by Applicable Law, (1) not disclose any such information until it has notified Seller in writing of all actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure promptly upon becoming so obligated, and (2) cooperate at Seller’s expense to the fullest extent possible with all lawful efforts by Seller to resist or limit disclosure. To the extent that Purchaser maintains or accesses any NPI, Purchaser shall comply with all Applicable Law regarding use, disclosure and safeguarding of any and all consumer information and will maintain a comprehensive written information security program, in compliance with Applicable Law, which shall include all necessary measures, including the establishment and maintenance of appropriate policies, procedures and technical, physical, and administrative safeguards, to (w) ensure the security and confidentiality of the NPI, (x) protect against any foreseeable threats or hazards to the security or integrity of NPI, (y) protect against unauthorized access to or use of such information, and (z) ensure appropriate disposal of NPI.

(c) Should there be any unauthorized release or breach of NPI maintained by a Party (“Data Breach”), such Party agrees to immediately provide notice to the other Party of same and shall specify the corrective action that was or will be taken. The breached or releasing Party shall assess the nature and scope of any Data Breach and specifically identify the NPI that has or may have been improperly accessed, released or misused. The breached or releasing Party shall take reasonable and appropriate steps to contain and control any Data Breach relating to the NPI and assist the other Party at the expense of the breached or releasing Party with all reasonably requested steps needed to notify Borrowers of any such Data Breach.

(d) Following the termination of this Agreement, each Party agrees that, upon written request of the other Party, it will return or destroy all copies of Confidential Information of the other Party, without retaining any copies thereof, and destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information; provided, however, that each Party may retain such limited copies or materials containing Confidential Information of the other Party for customary document retention and audit purposes, as required by Applicable Law, and subject to the terms of this Agreement.

(e) Neither Seller nor Purchaser shall make any public release of information regarding the matters contemplated by the Program Agreements without the prior written consent of the other party or as required by law, including, without limitation, as required by federal securities laws and the rules of any stock exchange.

Section 6.2 No Use of Non-Public Borrower Data.

In the course of purchasing and holding Purchased Loans, Purchaser may have access to certain information concerning Borrowers. Such information could include any and all items included in a Loan File and all information included in a listing for a Home Improvement Loan (the “Borrower Data”). Certain of the Borrower Data is published in connection with a Home Improvement Loan, and other information, included in certain documents in the Loan File, is not publicly disclosed and may constitute NPI (collectively, “Non-Public Borrower Data”). Purchaser shall not utilize Non-Public Borrower Data for any purpose not in connection with the transactions contemplated under this Agreement and the Servicing Agreement, and Purchaser and its affiliates may use Non-Public Borrower Data and shall have the right to contact Borrowers under the Purchased Loans for the purpose of cross-selling other products and services in accordance with Applicable Law. For the avoidance of doubt, Seller shall not indemnify Purchaser for any claims, losses, damages, liabilities, costs and expenses incurred in connection with Purchaser’s use of Non-Public Borrower Data for the purpose of cross-selling other products and services to Borrowers.

Section 6.3 [Reserved].

Section 6.4 Access to Records.

(a) During the term of this Agreement, Purchaser may, or may hire an independent third party auditor (the “Auditor”) reasonably acceptable to Seller (unless a Termination Event has occurred) to, review and audit (the “Audit”) Seller’s performance of its obligations under this Agreement, with such Audit occurring during regular business hours upon thirty (30) days prior written notice and requiring no more than two (2) Business Days commitment of Seller and its employees; provided, however, that any Audit requested in connection with a Termination Event or in connection with any investigation of Seller or the Purchased Loans by a Regulatory Authority (a “Specified Audit”) shall occur within five (5) Business Days prior written notice and require no more than five (5) Business Days commitment of the Seller or such longer period of time as may reasonably be required by the Auditor. The Auditor shall comply with confidentiality and security requirements of this Agreement and of the party subject to the Audit. Purchaser may not request an Audit, other than a Specified Audit, to occur more than one time each year (absent a Termination Event)), commencing with the date that is six (6) months after the Effective Date. Seller shall be obligated to reimburse Purchaser for the reasonable and documented costs and expenses of a Specified Audit or one Audit per calendar year and Purchaser shall be solely responsible for all costs and expenses of any other Audit and Auditor.

(b) Seller understands and acknowledges that Purchaser or certain of Purchaser’s Affiliates are subject to examination by Regulatory Authorities with authority over Purchaser or Purchaser’s Affiliates. Seller agrees to reasonably cooperate with any examination or inquiry by any such government agencies having proper regulatory authority over Purchaser or Purchaser’s Affiliates, at (subject to subsection (a) above) Purchaser’s sole cost and expense. Seller further acknowledges that certain of Purchaser’s Affiliates, as regulated financial institutions, may be required to engage in ongoing oversight of its relationship with Seller, including reviewing Seller’s compliance with Applicable Law. With respect to audits and examinations related to this Agreement to be performed on Seller by a government agency with authority over Purchaser or certain of Purchaser’s Affiliates, Purchaser shall provide Seller with as much prior written notice as reasonably practicable.

ARTICLE 7.

REPURCHASE OBLIGATION

Section 7.1 Repurchase for Verified ID Fraud.

In the event that any Purchased Loan sold by Seller to Purchaser hereunder experiences an occurrence of fraud as evidenced by the individual in whose name such Purchased Loan was issued preparing a completed Federal Trade Commission or company-specific equivalent ID theft affidavit, Seller shall be obligated to repurchase such Purchased Loan at an amount equal to the related Repurchase Price on or before the last day of the calendar month immediately following the month in which such fraud was determined, unless expressly waived in writing by Purchaser.

Section 7.2 Repurchase for Breach of Loan Representations and Warranties.

Upon a Responsible Officer of Seller becoming aware (by notice or otherwise) of any material breach of any representation or warranty contained in Section 4.1 or Section 4.2 hereto by Seller with respect to a Purchased Loan, Seller shall be obligated to repurchase such Purchased Loan from Purchaser at an amount equal to the related Repurchase Price on or before the last day of the calendar month immediately following the month in which the breach was determined unless such breach has been cured by Seller within thirty (30) days of the date of such discovery or notice, unless expressly waived in writing by Purchaser.

Section 7.3 Default Repurchase.

In the event that any Purchased Loan sold by Seller to Purchaser hereunder becomes thirty (30) or more days’ delinquent at any time during the first (1) month after the related Purchase Date, Seller shall be obligated to repurchase such Purchased Loan at an amount equal to the related Repurchase Price on or before the last day of the calendar month in which such loan became delinquent, unless expressly waived in writing by Purchaser.

Section 7.4 Repurchase Procedures.

Prior to the expiration of the repurchase period, Seller shall deliver to Purchaser for execution a Repurchase Acknowledgment, in the form attached hereto as Exhibit G, identifying the Purchased Loans to be repurchased and calculating the Repurchase Price, among other items. Promptly following review and approval of such Repurchase Acknowledgment, and in no event later than the expiration of the repurchase period, Purchaser shall execute and return such Repurchase Acknowledgment to Seller. Upon receipt of funds from the Seller in respect of the Repurchase Price paid in full, Purchaser shall authorize the release of the related Loan File and shall transfer its interest in such repurchased Purchased Loan to Seller on an “AS-IS,” “WHERE-IS” basis, without any representations or warranties, other than that Purchaser is selling such Purchased Loan to the Seller free and clear of any Liens created by or through the Purchaser. Any repurchase by Seller pursuant to Section 7.1, Section 7.2 or Section 7.3 shall be made by the wire transfer of immediately available funds to the bank account designated by Purchaser.

ARTICLE 8.

TERM AND TERMINATION

Section 8.1 Term.

Unless earlier terminated pursuant to Section 8.2, this Agreement shall terminate upon the earlier to occur of [***] provided, however, that the termination of this Agreement pursuant to Section 8.1 or Section 8.2 below shall not discharge any Person from obligations incurred prior to any such termination of this Agreement.

Section 8.2 Termination.

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Section 8.3 Effect of Termination.

Upon the termination of this Agreement under Section 8.2, all of the obligations of Purchaser (if any) to purchase Home Improvement Loans and of Seller to sell Home Improvement Loans shall cease. Notwithstanding any such termination, the obligations of Purchaser and Seller hereunder with respect to all outstanding Purchased Loans shall continue in full force and effect until all Purchased Loans have been paid in full or are otherwise discharged or expired and Purchaser has reimbursed the Seller for any Additional Draws as set forth in Section 2.6(b). The provisions of Article 5, Article 6, Article 7, and Section 9.5, Section 9.6, Section 9.7, Section 9.8, Section 9.9, Section 9.10, Section 9.12, Section 9.13, Section 9.16, and Section 9.18, shall survive any termination of this Agreement.

ARTICLE 9.

MISCELLANEOUS

Section 9.1 Notices.

All notices and other communications hereunder will be in writing and will be deemed to have been duly given when delivered in person, by facsimile or email with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Purchaser:

Better Trust I

c/o Better Holdco, Inc., as Administrator

175 Greenwich Street, Floor 59

New York, New York 10007

Attn: Mike O’Dea

Telephone: [***]

if to Seller:

Notable Finance, LLC

Six Landmark Square, Floor 4

Stamford, Connecticut 06901

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person will be deemed effective upon delivery. Any notice or communication sent by facsimile, email, or air courier will be deemed effective on the first (1st) Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail will be deemed effective on the third (3rd) Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

Section 9.2 Amendment; Waiver.

Except as otherwise expressly provided herein, Purchaser and Seller may amend this Agreement, from time to time, in a writing signed by duly authorized representatives of Seller and Purchaser. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the Party against whom such waiver or modification is sought to be enforced.

Section 9.3 Cumulative Rights.

All rights and remedies of the parties hereto under this Agreement shall, except as otherwise specifically provided herein, be cumulative and non-exclusive of any rights or remedies which they may have under any other agreement or instrument, by operation of law, or otherwise.

Section 9.4 Assignment.

The rights and obligations of either Party under this Agreement shall not be assigned without the prior written consent of the other Party, and any such assignment without the prior written consent of the other Party shall be null and void. Notwithstanding the foregoing, this Section 9.4 shall not in any way prohibit or limit Purchaser’s ability to, or require Seller’s consent to, assign, pledge, hypothecate or otherwise dispose of Purchased Loans or its other rights under this Agreement relating to the Purchased Loans, subject to any applicable limitations thereon described in this Agreement or the other Program Agreements.

Section 9.5 Whole Loan Transfer Efforts.

Seller agrees upon Purchaser’s written request to cooperate with Purchaser in connection with any Whole Loan Transfer including (a) considering the execution of an assignment and assumption agreement providing for the assignment of Purchaser’s rights and remedies under this Agreement (including indemnities and rights under repurchase obligations) in respect of the applicable Purchased Loans and the assignment of Seller’s representations in Section 4.1 and Section 4.2 for the benefit of such assignee, and (b) to the extent Purchaser is entitled to such information hereunder, to the extent consistent with Applicable Law and any applicable privacy policy, and contingent upon execution of a reasonable non-disclosure agreement executed between the assignee and Seller governing such information (only to the extent that such non-disclosure agreement is requested by Seller), (i) making available to the assignee such information concerning Seller and the Purchased Loans, including Seller’s relevant policies, procedures, Credit and Collection Policies and loan performance information, as such assignee may reasonably request (but excluding NPI unless a such prospective purchaser has executed a standard confidentiality agreement containing requirements under Applicable Law), and (ii) making its personnel reasonably available, upon reasonable prior notice and during normal business hours, to respond to such reasonable questions (if any) as such assignee may raise for purposes of its due diligence review.

Section 9.6 Delivery; Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by Purchaser and shall be deemed to have been made in the State of New York.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF [***] WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF [***].

THE PARTIES HERETO AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN [***], SO LONG AS ONE OF SUCH COURTS SHALL HAVE SUBJECT MATTER JURISDICTION OVER SUCH SUIT, ACTION OR PROCEEDING, AND THAT ANY CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN [***], AND EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY WAIVES THE RIGHT TO ANY OTHER JURISDICTION OR VENUE FOR ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY TO WHICH IT MAY BE ENTITLED BY REASON OF ITS PRESENT OR FUTURE DOMICILE. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, EACH PARTY AGREES THAT SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 9.11 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.7 Limitation of Liability.

EXCEPT FOR (A) THE CONFIDENTIALITY AND DATA SECURITY OBLIGATIONS, AND (B) INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, BENEFICIARIES, ASSIGNEES OR SUCCESSORS (BY ASSIGNMENT OR OTHERWISE) BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY LOST PROFITS, COSTS OF COVER, OR OTHER SPECIAL DAMAGES, OR ANY PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES, UNDER THIS AGREEMENT INCURRED OR CLAIMED BY ANY PARTY OR PERSON (OR SUCH PARTY OR ENTITY’S OFFICERS, DIRECTORS, STOCKHOLDERS, MEMBERS OR OWNERS), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY.

Section 9.8 Successors and Assigns.

Subject to Section 9.4, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.9 Severability.

Any part, provision, representation or warranty of this Agreement that is prohibited or not fully enforceable in any jurisdiction, will be ineffective only to the extent of such prohibition or unenforceability without otherwise invalidating or diminishing either Party’s rights hereunder or under the remaining provisions of this Agreement in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable in any respect any such provision in any other jurisdiction.

Section 9.10 Entire Agreement.

As of the Effective Date, Seller and Purchaser hereby acknowledge and agree that this Agreement, together with the exhibits hereto, represents the complete and entire agreement between the Parties, and shall supersede all prior written or oral statements, agreements or understandings between the Parties relating to the subject matter of this Agreement.

Section 9.11 Further Assurances.

Each Party, upon the reasonable written request of the other Party, shall execute and deliver to such other Party any reasonably necessary or appropriate additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement or the consummation of the transactions contemplated hereunder. Each Party also agrees to perform its respective obligations under this Agreement in material compliance with Applicable Law and to reasonably cooperate in good faith with the other in resolving compliance with Applicable Law issues.

Section 9.12 No Joint Venture or Partnership.

Each Party (including any of its respective permitted successors and assignees) acknowledges and agrees that such Party will not hold itself out as an agent, partner or co-venturer of the other Party and that this Agreement and the transactions contemplated hereby including the payment of any fees, any expense reimbursement or any referral fee are not intended and do not create an agency, partnership, joint venture or any other similar type of relationship between or among the Parties.

Section 9.13 Exhibits and Schedules.

The exhibits and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.14 Costs.

Each of Purchaser and Seller shall bear its own costs and expenses in connection with this Agreement, including without limitation any commissions, fees, costs, and expenses, including those incurred in relation to due diligence performed or legal services provided in connection with this Agreement.

Section 9.15 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement and signature pages may be transmitted between them by facsimile or by electronic mail, that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.

Section 9.16 No Petition.

Notwithstanding any prior termination of this Agreement, no Party shall (a) take any action to, or give or make any consent, instruction, vote, claim, approval, filing or notice to commence (or oppose the dismissal of) any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, rehabilitation, arrangement, adjustment, winding-up, liquidation, sequestration, dissolution, composition, or other relief with respect to any other Party or any of the assets or debts of such Party (a “Bankruptcy Case”), (b) join with, cause, solicit or instruct any Person to commence (or oppose the dismissal of) such Bankruptcy Case, (c) move, directly or indirectly, for appointment of a receiver, liquidator, assignee, trustee, custodian, examiner or sequestrator or similar official with respect to the other Party or any of the assets or debts of such other Party, or (d) seek any order relating to the winding up, liquidation or dissolution of another Party or a general assignment for the benefit of such other Party’s creditors.

Section 9.17 Force Majeure.

If any Party anticipates being unable or is rendered unable, wholly or in part, by an extreme and unexpected force outside the control of such Party (including, but not limited to, acts of God, legislative enactments, strikes, lock-outs, riots, acts of war, epidemics, fire, communication line or power failures, earthquakes or other disasters) to carry out its obligations under this Agreement, that Party shall give to the other Party in a commercially reasonable amount of time written notice to that effect, the expected duration of the inability to perform and assurances that all available means will be employed to continue and/or restore performance. Upon receipt of the written notice, the affected obligations of the Party giving the notice shall be suspended so long as such Party is reasonably unable to so perform and such Party shall have no liability to the other for the failure to perform any suspended obligation during the period of suspension; however, the other Party may at its option terminate this Agreement.

Section 9.18 [Reserved].

Section 9.19 No Public Announcement.

Neither Purchaser nor Seller shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused to be duly authorized, executed and delivered, as of the date first above written, this MASTER LOAN PURCHASE AGREEMENT.

PURCHASER:

BETTER TRUST I

By:	Better Holdco, Inc., as Administrator

By:·	/s/ Paula Tuffin
Name	Paula Tuffin
Title:	General Counsel

SELLER:

NOTABLE FINANCE, LLC

By:·
Name
Title:

Signature Page to the MLPA

IN WITNESS WHEREOF, the parties hereto have caused to be duly authorized, executed and delivered, as of the date first above written, this MASTER LOAN PURCHASE AGREEMENT.

PURCHASER:

BETTER TRUST I

By:	Better Holdco, Inc., as Administrator

By:·
Name
Title:

SELLER:

NOTABLE FINANCE, LLC

By:·	/s/Austin Lane
Name	Austin Lane
Title:	CEO

Signature Page to the MLPA

EXHIBIT A

APPROVED JURISDICTIONS

Exhibit A

EXHIBIT B

[RESERVED]

Exhibit B

EXHIBIT C

LOAN SCHEDULE FIELDS

Exhibit C

EXHIBIT D

FORM OF PURCHASED LOAN CONFIRMATION

This Purchased Loan Confirmation (this “Confirmation”), dated as of                  (the “Confirmation Date”), provides for the sale by Notable Finance, LLC (the “Seller”) to Better Trust I (the “Purchaser”), and the purchase by Purchaser from Seller, of the Home Improvement Loans described on the Loan Schedule attached as Schedule 1 hereto (the “Related Purchased Loans”) pursuant to the terms of the Master Loan Purchase Agreement (the “Loan Purchase Agreement”), dated as of January 14, 2022 by and between Purchaser and Seller. Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Loan Purchase Agreement.

Seller hereby sells, conveys, assigns and transfers to Purchaser without recourse, except as provided in the Loan Purchase Agreement, all right, title and interest of the Seller in and to each of the Related Purchased Loans, including all collections received on and after the Purchase Date, all proceeds of the foregoing and all documents maintained as part of the related Loan Files.

Seller confirms that the conditions precedent set forth in Section 2.5 of the Loan Purchase Agreement have been satisfied as of the date hereof, unless waived in writing by Purchaser.

Seller confirms that all representations and warranties applicable to the Related Purchased Loans set forth in Section 4.1 and Section 4.2 are correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), unless otherwise waived in writing by Purchaser.

Seller has delivered to the Purchaser the Required Loan Documents and any other Related Documents with respect to each Related Purchased Loan required to be delivered under the Loan Purchase Agreement. Purchaser shall make the payments required to be made to Seller under the Loan Purchase Agreement for the Related Purchased Loans in accordance with the instructions specified in Schedule 2 attached hereto.

Summary data for the Related Purchased Loans sold pursuant to this Confirmation:

Unpaid Principal Balance:	$	_____________________
Purchase Price %:		100.0%
Accrued Interest & Fees:	$	_____________________
Total Purchase Price:	$	_____________________

In WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Confirmation as of the Confirmation Date referred to above.

Exhibit D

NOTABLE FINANCE, LLC as Seller

By:
Name:
Its:

Exhibit D

SCHEDULE 1 TO PURCHASE LOAN CONFIRMATION

LOAN SCHEDULE

[Attached]

Exhibit D

SCHEDULE 2 TO PURCHASED LOAN CONFIRMATION

SELLER WIRING INSTRUCTIONS

Payee: NOTABLE FINANCE, LLC

Bank: [                ]

ABA Routing Number: [                ]

Account Name: [                ]

Account Number: [                ]

Exhibit D

EXHIBIT E-1

COLLECTION POLICY

[Attached]

Exhibit E-1

EXHIBIT E-2

UNDERWRITING GUIDELINES

[Attached]

Exhibit E-2

EXHIBIT F

FORM OF LOAN AGREEMENT

Exhibit F

EXHIBIT G

FORM OF REPURCHASE ACKNOWLEDGMENT

[INSERT LETTERHEAD]

Better Trust I

175 Greenwich Street, Floor 59,

New York, New York 10007

Attn: Mike O’Dea

Telephone: [***]

Re: Repurchase Obligation—Master Loan Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain MASTER LOAN PURCHASE AGREEMENT, dated as of January 14, 2022 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), between Better Trust I, as Purchaser (the “Purchaser”), and Notable Finance, LLC, as Seller (the “Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

1. Pursuant to Section 7.1 or Section 7.2 of the Agreement, Seller is required to repurchase the Purchased Loans on the Repurchase Loan Schedule attached hereto as Schedule 1.

2. The Repurchase Price for each Purchased Loan is as set forth in the Repurchase Loan Schedule which was calculated pursuant to the applicable terms and conditions of the Agreement.

3. Upon receipt of the Repurchase Price, Purchaser hereby authorizes the release of the related Loan File and does and hereby transfer Purchaser’s interest in such repurchased Purchased Loan to Seller on an “AS-IS,” “WHERE-IS” basis, without any representations or warranties other than that Purchaser has not transferred or assigned any rights in any such Purchased Loan to any other Person.

4. Seller agrees to deliver the Repurchase Price to Purchaser within ten (10) Business Days after Purchaser’s execution of this letter (the “Repurchase Closing Date”):

5. Seller and Purchaser hereby respectively certify that as of the date hereof, and as of the Repurchase Closing Date:

(a) Each of Seller’s representations and warranties set forth in Section 4.1 of the Agreement and each of Purchaser’s representations and warranties set forth in Section 4.3 of the Agreement, respectively, are true and correct in all material respects.

(b) Each of the conditions to the repurchase of the Purchased Loans, have been satisfied or will be satisfied as of the Repurchase Closing Date.

Exhibit G

(c) The information set forth in the Repurchase Loan Schedule attached hereto as Schedule 1 is accurate and complete in all respects.

6. Seller shall deliver the Repurchase Price to Purchaser by no later than 5:00 pm (Eastern Time) on the Repurchase Closing Date by wire transfer of funds in dollars to the account identified by Purchaser.

NOTABLE FINANCE, LLC

By:·
Name:
Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

Exhibit G

ACKNOWLEDGED AND AGREED TO ON THIS          DAY OF          , 2022

PURCHASER:

By:·
Name:
Title:

[SCHEDULES CONTINUE ON NEXT PAGE]

Exhibit G

SCHEDULE 1

Repurchase Loan Schedule

[TO BE ATTACHED]

Exhibit G